UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2026

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		0-26640	36-3943363
(State or other jurisdiction of		(Commission File Number)	(IRS Employer
incorporation or organization)			Identification No.)

109 Northpark Boulevard,
Covington,	Louisiana		70433-5001
(Address of principal executive offices)			(Zip Code)

(985) 892-5521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	POOL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2026, Pool Corporation (the “Company”), a Delaware corporation, and Peter D. Arvan mutually agreed that Mr. Arvan will cease to serve as President and Chief Executive Officer, effective May 4, 2026 (the “Transition Effective Time”). Mr. Arvan will also resign as a member of the Company’s Board of Directors (the “Board”), effective at the Transition Effective Time. Mr. Arvan’s resignation from the Board is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Information required by Item 5.02(e) of Form 8-K has not been determined as of the date of this report. The Company intends to file an amendment to this filing containing the information called for by Item 5.02(e) of Form 8-K within four business days after the information is determined or becomes available.

The Board has appointed John B. Watwood as President and Chief Executive Officer, effective as of the Transition Effective Time. Mr. Watwood, age 47, joined the Company as executive vice president in January 2026. From 2008 until his transition to Pool Corporation, he advanced through a range of roles at Motion Industries, beginning in technical and operational positions before progressing through various leadership roles, ultimately serving as senior vice president of sales and operations. Earlier in his career, Mr. Watwood gained experience at SMC Corporation of America and Applied Industrial Technologies.

In connection with Mr. Watwood’s appointment as President and Chief Executive Officer, the Company and Mr. Watwood entered into an employment agreement (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Watwood is entitled to an annual salary of $800,000. In addition, Mr. Watwood is eligible to participate in the Company’s annual bonus program, with a target bonus opportunity of 125% of his annual base salary, upon the achievement of certain performance metrics. The Board also approved an initial equity grant valued at approximately $1,750,000, which will be split fifty percent as restricted shares and fifty percent as performance-based shares. The foregoing description of the Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Form of Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Additionally, the Board appointed John E. Stokely, Chair of the Board, as Executive Chair effective on May 4, 2026. In connection with Mr. Stokely’s appointment as Executive Chair, Mr. Stokely will receive a monthly fee of $50,000 for the period he serves as Executive Chair and will also remain eligible to receive compensation under the Board’s standard compensation policy while he serves as Executive Chair. Mr. Stokely has served on the Board since 2000 and has served as lead independent director since 2003 and as Chair of the Board since 2017. David G. Whalen will serve as lead independent director in the interim and receive a monthly fee of $5,000 for the period he serves in such role and also remain eligible to receive compensation under the Board’s standard compensation policy. In connection with Mr. Arvan’s resignation, the Board reduced the size of the Board to eight directors.

There are no arrangements or understandings between either Mr. Watwood or Mr. Stokely and any other persons pursuant to which either was selected as an officer or director of the Company. There are also no family relationships between either Mr. Watwood or Mr. Stokely and any director or executive officer of the Company. Except as previously disclosed in the Company’s 2026 Proxy Statement filed with the Securities and Exchange Commission on March 26, 2026, Mr. Stokely and Mr. Watwood have no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On May 4, 2026, the Company issued the press release included herein as Exhibit 99.1.

The information furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Employment Agreement for Executive Officers, Including CEO (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on October 29, 2025)
99.1

Press release issued by Pool Corporation on May 4, 2026, announcing the appointment of John B. Watwood as President and CEO, succeeding Peter D. Arvan, and the appointment of John E. Stokely as Executive Chair of the Board of Directors

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POOL CORPORATION

By:	/s/ Melanie M. Hart
Melanie M. Hart
Senior Vice President and Chief Financial Officer

Dated: May 4, 2026